EXHIBIT 99.1

MercadoLibre, Inc. Reports Second Quarter 2015 Financial Results

30.2 million Sold Items, up 28%, 18.1 million Total Payment Transactions, up 76%
Net Revenues of $154.3 million, growing 17% in USD, 88% in local currencies
Net Income was $19.5 million resulting in a $0.44 EPS.

BUENOS AIRES, Argentina, Aug. 5, 2015 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported second quarter financial results for the period ended June 30, 2015.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, "Our second quarter results continue to show that our business is performing well despite a tough macro-economic environment. As such, we would like to re-emphasize our focus on growing MercadoLibre for the long run. We will continue the task at hand of building out and investing behind our enhanced marketplace vision and overall ecosystem, with the increased confidence that these solid results have given us."

Second Quarter 2015 Operational Highlights

  Items sold in the second quarter of 2015 accelerated to 27.8%, reaching 30.2 million. Gross Merchandise Volume was $1,653.5 million, accelerating to 84.6% in local currencies and an 8.4% decrease in USD, affected by year over year changes in foreign exchange rates.
  MercadoPago's Total Payment Transactions accelerated for the seventh consecutive quarter to a record 18.1 million, a 75.8% growth year-over-year. Total Payment Volume was $1,206.0 million, a year-over-year growth of 108.3% in local currencies and 53.5% in USD.

Strategic initiatives driving acceleration of key operational metrics:

  MercadoPago's on platform penetration rose to 57% in the quarter, over 23 percentage points higher than a year ago. The launch of MercadoPago's latest version in Chile during the quarter and increasing free-financing adoption are the key factors compounding to consistent increases in penetration.
  Financing, one of the largest non-marketplace revenue streams continued to show solid results, driven by the interest-free listings offered in Brazil, Mexico, and more recently in Chile. Adoption in Brazil rose to 52% of GMV at the end of the quarter, and 21% in Mexico.
  MercadoPago's Merchant services solution off Mercadolibre's platform drove Total Payment Volume acceleration, with a 73% year over year growth in dollars and 108% in local currencies.
  MercadoEnvios, MercadoLibre's shipping solution was launched in Colombia during the quarter. By the end of the quarter, over 40% of all items sold in Brazil, Argentina, Mexico and Colombia were delivered through MercadoEnvios' shipping partners.
  Close to 1000 brands and large retailers selling through our Official Stores initiative across 7 countries in the second quarter of 2015
  MercadoLibre's Classifieds business strengthening across the region, with automobile dealers selling on the platform growing at 19% YoY while real estate realtors grew 14% YoY
  Improved results in Customer Service's main metrics and overall NPS scores, following internal processes redesign and investments in technology and people.

Second Quarter 2015 Financial Highlights

  Net revenues for the quarter were $154.3 million, a year-over-year growth of 17.0% in USD and 88.3% in local currencies. Excluding Venezuela, Net revenues grew 28.9% in USD and 61.1% in local currencies. Compared to last year's second quarter, Marketplace revenues grew 79.8% in local currencies and 1.8% in USD, while all non-marketplace revenue streams grew by 107.5% in local currencies and 51.6% in USD, driven mainly by growth of MercadoPago's Merchant services solution, Advertising and Financing.
  Gross profit was $104.0 million. Gross profit margin was 67.4%, down from 72.4% in the second quarter of 2014. Gross Margin compression reflects increased payment processing fees due to higher penetration of MercadoPago, a business unit with intrinsically lower margins, and higher impact of sales taxes. Of the margin decline, an estimated 291 basis points can be attributable to foreign currency devaluations.
  Total operating expenses were $69.4 million, 44.9% of net revenues, up from 39.4% in last year's second quarter, excluding one-time charges booked in 2014.* An estimated 404 basis points can be attributable to foreign currency devaluations. The remainder of the margin contraction is explained mainly by increases in salaries and wages, which are driven by a higher long term retention plan accrual, and higher investments in the Buyer Protection Program, partially offset by improvements in bad debt and chargebacks.
  Income from operations was, as a result, $34.6 million; a year-over-year decline of 20.5% in USD*. As a percentage of revenues, Income from Operations was 22.4%, down from 33.1% in the same period of 2014*. An estimated 695 basis points of this total margin change can be attributable to foreign currency devaluations.
  Interest income grew 31.1% year-over-year to $4.7 million, as a result of higher interest rates perceived on a larger invested base. Financial Expenses amounted to $5.2 million in the period, corresponding mostly to interest accrual on the Convertible Bond issued a year ago, explaining 278 bps of the total margin compression.
  Net income before taxes was $33.5 million, a 28.6% year-over-year decrease in USD, excluding last year's one-offs*.
  Income tax expense was $14.0 million in the second quarter, resulting in a blended tax rate of 41.9%, compared to 32.2% last year's second quarter, excluding the one-time charges booked in 2014*. The year-over-year is explained mainly by a higher tax rate in Argentina due to the expiration of the Software Development Law in September of 2014.
  Net income in the second quarter was $19.5 million, a year-over-year decrease of 38.8% in USD*, representing 12.6% of revenues, versus 24.1% last year*. Of the margin decline foreign currency devaluations account for an estimated 561 basis points.
  Earnings per share were $0.44, versus $0.72 last year*.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment and payment for acquired businesses net of cash acquired, was negative $3.2 million.**

(*) In Q2 2014 the company booked one-time charges related to the adoption of SICAD 2 exchange rate in Venezuela. In order to provide a better understanding of this period's results, the company is disclosing year-over-year comparisons excluding last year's one-time charges. Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures can be found in the tables included in this press release. For more details on Venezuelan one-time charges, please refer to MercadoLibre's SEC filings.

(**) See note on "Non-GAAP Financial Measures"

Second Quarter 2015 Corporate Highlights

  On April 1, 2015, the Company acquired 100% of the issued and outstanding shares of capital stock of the company KPL Soluções Ltda., a market-leading company that develops ERP software for the e-commerce industry in Brazil. KPL Soluções Ltda will allow MercadoLibre to offer an even more seamless way for customers to sell on MercadoLibre's marketplace.
  On April 22, 2015, the Company acquired 100% of the issued and outstanding shares of capital stock of Metros Cúbicos, S.A. de C.V., a company that operates an online classified advertisement platform dedicated to the sale of real estate in Mexico, in order to consolidate MercadoLibre's strong position the e-commerce business in that country.
  The company declared a quarterly dividend of $0.103 per share, payable on October 15, 2015 to shareholders of record as of the close of business on September 30, 2015.

The following table summarizes certain key performance metrics for the three months ended June 30, 2015 and 2014:

Three months ended June 30, (in MM)	2015	2014	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	132.3	109.6	20.7%	--
New confirmed registered users during the period	5.6	5.8	-4.3%	--
Gross merchandise volume	$ 1,653.5	$ 1,804.7	-8.4%	84.6%
Items sold	30.2	23.6	27.8%	--
Total payment volume	$ 1,206.0	$ 785.5	53.5%	108.3%
Total payment transactions	18.1	10.3	75.8%	--

The table above may not total due to rounding.

Table of Year-over-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
Brazil	34%	49%	61%	58%	58%
Argentina	76%	84%	98%	94%	90%
Mexico	25%	23%	21%	32%	26%
Venezuela	167%	220%	253%	284%	284%
Others	53%	59%	61%	33%	12%
Total	66%	89%	109%	100%	88%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 5, 2015 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 or (877) 303-7209 (Conference ID 96687195) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company's growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company's operating performance from period to period without the distortions caused by Venezuela's hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July'12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July '12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	June 30,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$ 170,391	$ 223,144
Short-term investments	167,161	148,810
Accounts receivable, net	46,123	46,672
Credit cards receivables, net	130,971	85,162
Prepaid expenses	5,332	3,458
Deferred tax assets	10,927	11,520
Other assets	16,449	13,984
Total current assets	547,354	532,750
Non-current assets:
Long-term investments	209,324	205,265
Property and equipment, net	82,735	91,545
Goodwill	101,840	68,829
Intangible assets, net	34,265	23,171
Deferred tax assets	13,343	21,554
Other assets	31,774	23,734
Total non-current assets	473,281	434,098

Total assets	$ 1,020,635	$ 966,848

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 67,371	$ 58,006
Funds payable to customers	197,793	165,034
Salaries and social security payable	27,626	28,777
Taxes payable	37,092	26,013
Loans payable and other financial liabilities	1,499	1,642
Deferred tax liabilities	1,702	1,645
Other liabilities	8,048	4,176
Dividends payable	4,548	7,330
Total current liabilities	345,679	292,623
Non-current liabilities:
Salaries and social security payable	10,913	11,326
Loans payable and other financial liabilities	286,525	282,184
Deferred tax liabilities	21,620	18,746
Other liabilities	11,455	6,181
Total non-current liabilities	330,513	318,437
Total liabilities	$ 676,192	$ 611,060

Commitments and contingencies

Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized,
44,155,589 and 44,154,572 shares issued and outstanding at June 30,
2015 and December 31, 2014, respectively	$ 44	$ 44
Additional paid-in capital	137,787	137,645
Retained earnings	365,261	353,173
Accumulated other comprehensive loss	(158,649)	(135,074)
Total Equity	344,443	355,788

Total Liabilities and Equity	$ 1,020,635	$ 966,848

Consolidated statements of income

	Six Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014

Net revenues	$ 302,417	$ 247,231	$ 154,314	$ 131,849
Cost of net revenues	(95,019)	(67,911)	(50,311)	(36,372)
Gross profit	207,398	179,320	104,003	95,477
Operating expenses:
Product and technology development	(36,885)	(23,998)	(19,639)	(11,741)
Sales and marketing	(55,317)	(48,821)	(29,115)	(26,469)
General and administrative	(38,746)	(28,917)	(20,612)	(13,684)
Impairment of Long-Lived Assets	(16,226)	(49,496)	—	(49,496)
Total operating expenses	(147,174)	(151,232)	(69,366)	(101,390)
Income (loss) from operations	60,224	28,088	34,637	(5,913)
Other income (expenses):
Interest income and other financial gains	8,991	6,609	4,683	3,573
Interest expense and other financial losses	(10,151)	(1,805)	(5,201)	(778)
Foreign currency losses	(9,217)	(12,871)	(648)	(15,965)
Net income (loss) before income / asset tax expense	49,847	20,021	33,471	(19,083)
Income / asset tax expense	(28,663)	(15,281)	(14,008)	(6,506)
Net income (loss)	$ 21,184	$ 4,740	$ 19,463	$ (25,589)
Less: Net Income attributable to Redeemable Noncontrolling Interest	—	70	—	6
Net income (loss) attributable to MercadoLibre, Inc. shareholders	$ 21,184	$ 4,670	$ 19,463	$ (25,595)

	Six Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014

Basic EPS
Basic net income (loss) attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.48	$ 0.11	$ 0.44	$ (0.58)
Weighted average of outstanding common shares	44,155,035	44,153,658	44,155,271	44,153,892
Diluted EPS
Diluted net income (loss) attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.48	$ 0.11	$ 0.44	$ (0.58)
Weighted average of outstanding common shares	44,155,035	44,168,126	44,155,271	44,182,668
Cash Dividends declared	0.206	0.332	0.103	0.166

Consolidated statements of Cash Flow

	Six Months Ended June 30,
	2015	2014

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 21,184	$ 4,670
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to Redeemable Noncontrolling Interest	—	70
Devaluation Loss, net	10,862	13,808
Impairment of Long-Lived Assets	16,226	49,496
Depreciation and amortization	10,970	7,583
Accrued interest	(5,769)	(4,211)
Convertible bonds accrued interest and amortization of debt discount	8,562	—
Long Term Retention Program accrued compensation	8,463	1,931
Deferred income taxes	7,736	(8,672)
Changes in assets and liabilities:
Accounts receivable	(19,342)	(22,789)
Credit Card Receivables	(52,553)	(15,278)
Prepaid expenses	(2,327)	(1,528)
Other assets	(4,122)	1,487
Accounts payable and accrued expenses	40,974	33,770
Funds payable to customers	52,006	21,969
Other liabilities	(652)	1,351
Interest received from investments	4,613	4,250
Net cash provided by operating activities	96,831	87,907
Cash flows from investing activities:
Purchase of investments	(950,636)	(774,417)
Proceeds from sale and maturity of investments	926,058	746,112
Payment for acquired businesses, net of cash acquired	(45,009)	(32,127)
Purchases of intangible assets	(1,367)	(1,951)
Advance for fixed assets	(7,473)	—
Purchases of property and equipment	(16,305)	(14,634)
Net cash used in investing activities	(94,732)	(77,017)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	—	330,000
Transaction costs from the issuance of convertible notes	—	(7,425)
Purchase of convertible note capped call	—	(19,668)
Payments on loans payable and other financial liabilities	(4,438)	(2,726)
Dividends paid	(11,878)	(13,643)
Repurchase of Common Stock	(2,714)	(1,944)
Net cash (used in) provided by financing activities	(19,030)	284,594
Effect of exchange rate changes on cash and cash equivalents	(35,822)	(50,248)
Net (decrease) increase in cash and cash equivalents	(52,753)	245,236
Cash and cash equivalents, beginning of the period	223,144	140,285
Cash and cash equivalents, end of the period	$ 170,391	$ 385,521

Financial results of reporting segments

	Three Months Ended June 30, 2015
	(In thousands)

	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 72,867	$ 56,830	$ 9,991	$ 5,714	$ 8,912	$ 154,314
Direct costs	(43,995)	(29,057)	(6,646)	(2,631)	(5,912)	(88,241)
Direct contribution	28,872	27,773	3,345	3,083	3,000	66,073

Operating expenses and indirect costs of net revenues						(31,436)
Income from operations						34,637
Other income (expenses):

Interest income and other financial gains						4,683

Interest expense and other financial losses						(5,201)
Foreign currency loss						(648)
Net income before income / asset tax expense						$ 33,471

	Three Months Ended June 30, 2014
	(In thousands)

	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 63,400	$ 33,267	$ 9,370	$ 16,552	$ 9,260	$ 131,849
Direct costs	(37,793)	(17,609)	(5,546)	(4,857)	(4,972)	(70,777)
Impairment of Long-lived Assets	—	—	—	(49,496)	—	(49,496)
Direct contribution	25,607	15,658	3,824	(37,801)	4,288	11,576

Operating expenses and indirect costs of net revenues						(17,488)
Income from operations						(5,913)
Other income (expenses):

Interest income and other financial gains						3,573

Interest expense and other financial losses						(778)
Foreign currency loss						(15,965)

Net loss before income / asset tax expense						$ (19,083)

	Six Months Ended June 30, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 141,365	$ 104,262	$ 19,428	$ 19,669	$ 17,694	$ 302,417
Direct costs	(83,676)	(53,842)	(12,615)	(6,835)	(11,083)	(168,051)
Impairment of Long-lived Assets	—	—	—	(16,226)	—	(16,226)
Direct contribution	57,689	50,420	6,813	(3,392)	6,611	118,140
Operating expenses and indirect costs of net revenues						(57,916)
Income from operations						60,224
Other income (expenses):

Interest income and other financial gains						8,991

Interest expense and other financial losses						(10,151)
Foreign currency loss						(9,217)
Net income before income / asset tax expense						$ 49,847

	Six Months Ended June 30, 2014
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 115,834	$ 61,229	$ 17,453	$ 35,908	$ 16,807	$ 247,231
Direct costs	(68,310)	(34,523)	(10,294)	(10,492)	(8,887)	(132,506)
Impairment of Long-lived Assets	—	—	—	(49,496)	—	(49,496)
Direct contribution	47,524	26,706	7,159	(24,080)	7,920	65,229
Operating expenses and indirect costs of net revenues						(37,141)
Income from operations						28,088
Other income (expenses):

Interest income and other financial gains						6,609

Interest expense and other financial losses						(1,805)
Foreign currency loss						(12,871)
Net income before income / asset tax expense						$ 20,021

Non-GAAP Financial Measures

To supplement our interim condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flow, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments and advances for the acquisition of property, equipment, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property, equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flow to Free Cash Flow:

	Three Months Ended June 30,
	2015	2014

Net Cash provided by Operating Activities	$ 58.7	$ 60.3

Payment for acquired businesses, net of cash acquired	(45.0)	(32.1)

Purchase of intangible assets	(0.4)	(1.8)

Advance for property and equipment	(7.5)	--

Purchases of property and equipment	(9.0)	(7.7)

Free cash flow	$ (3.2)	$ 18.7

The table above may not total due to rounding.

Moreover, the company believes that adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share provide useful information to both management and investors by excluding the foreign exchange loss attributable to the devaluation in Venezuela, and the impairment of long-lived assets, because it may not be indicative of the ordinary course of the business. In addition, the company reports adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share to investors because the inclusion of these measures provides consistency in the Company's financial reporting and because these financial measures provide useful information to management and investors about what adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, would have been, had the foreign exchange loss and impairment of long-lived assets in Venezuela not occurred. A limitation of the utility of adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, as measures of financial performance, is that these measures do not represent the total foreign exchange effect in the Income Statement for the six and three-month periods ended June 30, 2015 and 2014.

Reconciliation of these non-gaap financial measures:

	Six-month Periods ended (**)		Three-month Periods ended (**)
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income before income / asset tax expense	$ 49.8	$ 20.0	$ 33.5	$ (19.1)
Devaluation loss in Venezuela	20.4	17.7	—	16.5
Impairment of long-lived assets in Venezuela	16.2	49.5	—	49.5
Adjusted Net income before income / asset tax expense	$ 86.5	$ 87.3	$ 33.5	$ 46.9
Income and asset tax expense	$ (28.7)	$ (15.3)	$ (14.0)	$ (6.5)
Income tax effect on devaluation loss in Venezuela	(3.8)	(12.4)	—	(8.6)	(1)
Adjusted Income and asset tax	$ (32.5)	$ (27.7)	$ (14.0)	$ (15.1)
Net Income	$ 21.2	$ 4.7	$ 19.5	$ (25.6)
Devaluation loss in Venezuela	20.4	17.7	—	16.5
Impairment of long-lived assets in Venezuela	16.2	49.5	—	49.5
Income tax effect on devaluation loss in Venezuela	(3.8)	(12.4)	—	(8.6)	(1)
Adjusted Net Income	$ 54.0	$ 59.5	$ 19.5	$ 31.8
Weighted average of outstanding common shares	44,155,035	44,153,658	44,155,271	44,153,818
Adjusted Earnings per share	$ 1.22	$ 1.35	$ 0.44	$ 0.72
Adjusted Blended Tax Rate (2)	37.5%	31.8%	41.9%	32.2%

(**) Stated in millions of U.S. dollars, except for share data. The table above may not total due to rounding.

(1) Income tax charge related to the Venezuela devaluation under local tax rules.

(2) Adjusted Income and asset tax over Adjusted Net income before income / asset tax expense.

CONTACT: MercadoLibre, Inc.

         Investor Relations

         investor@mercadolibre.com

         http://investor.mercadolibre.com